Exhibit 99.2

CONSENT OF NOMINEE FOR DIRECTOR

I hereby consent to (1) be named in ZiLOG, Inc.’s registration statement on Form S-1 (File No: 333-111471), and in all amendments and post-effective amendments or supplements thereto, including the prospectus contained therein, as nominee for director of ZiLOG, Inc., a Delaware company, and to all references to me in that connection in the prospectus and (2) act as a director of ZiLOG, Inc. upon being so appointed.

/s/ DAVID ELKINS

David Elkins

Dated: February 23, 2004